Exhibit (16)

TRANSAMERICA SERIES TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THSE PRESENT, that each of the undersigned makes, constitutes and appoints MARIJN P. SMIT, TANÈ T. TYLER and RICHARD J. WIRTH his or her true and lawful attorneys-in-fact and agents in his or her name, place and stead, in any and all capacities, and on his or her behalf with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of (i) Transamerica Vanguard ETF Portfolio – Aggressive Growth VP into Transamerica Vanguard ETF Portfolio – Growth VP, each a series of Transamerica Series Trust (the “Trust”) and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he might or could do in person in his capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permit the Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the U.S. Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Marijn P. Smit
Marijn P. Smit, Trustee	Date: July 31, 2014

/s/ Sandra N. Bane
Sandra N. Bane, Trustee	Date: July 31, 2014

/s/ Leo J. Hill
Leo J. Hill, Trustee	Date: July 18, 2014

/s/ David W. Jennings
David W. Jennings, Trustee	Date: July 18, 2014

/s/ Russell A. Kimball, Jr.
Russell A. Kimball, Jr., Trustee	Date: July 18, 2014

/s/ Eugene M. Mannella
Eugene M. Mannella, Trustee	Date: July 18, 2014

/s/ Norman R. Nielsen
Norman R. Nielsen, Trustee	Date: July 18, 2014

/s/ Joyce G. Norden
Joyce G. Norden, Trustee	Date: July 18, 2014

/s/ Patricia L. Sawyer
Patricia L. Sawyer, Trustee	Date: July 18, 2014

/s/ John W. Waechter
John W. Waechter, Trustee	Date: July 18, 2014

/s/ Alan F. Warrick
Alan F. Warrick, Trustee	Date: July 18, 2014